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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated January 18, 1996 (except for Note G, as to which the date is April 3, 1996), accompanying the financial statements of Advanced Access Labs contained in the Registration Statement and Prospectus of Advanced Fibre Communications, Inc. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

GRANT THORNTON LLP
San Francisco, California
September 3, 1996